UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2011

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On June 28, 2011, SuccessFactors, Inc. (“SuccessFactors” or the “Company”) amended and restated its previously announced Agreement and Plan of Merger regarding the acquisition of Plateau Systems, Ltd. (“Plateau”). The amendments provide for the shares to be issued in the merger pursuant to a private placement and for the portion of the consideration to be issued in the Merger (defined below) to be held in escrow to be in the form of cash, rather than cash and stock. In addition, the Company entered into a registration rights agreement under which it agreed to file a registration statement registering the resale of the shares of the Company’s common stock issuable in the merger.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 29, 2011, SuccessFactors completed its previously announced acquisition of Plateau pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of June 28, 2011 (as amended, the “Merger Agreement”) by and among the Company, its wholly owned subsidiaries, Puma Merger Sub Corp. (“Merger Sub I”) and Puma Merger Sub I (“Merger Sub II”) and Plateau Systems Holdings, Inc. (“Holdings”) and Plateau Systems, Ltd. (“Plateau”).

The acquisition was accomplished by the merger of Merger Sub I into Holdings, with Holdings surviving the merger as a wholly owned subsidiary of SuccessFactors and, as part of the same overall transaction, the subsequent merger of Holdings, as the surviving entity of the first merger, into Merger Sub II, with Merger Sub II surviving the second merger as a wholly owned subsidiary of SuccessFactors (collectively, the “Merger”).

SuccessFactors acquired all of the outstanding capital stock and other securities of Holdings for 3,407,130 shares of SuccessFactors’ common stock, a cash payment to Plateau stockholders of approximately $130 million and the assumption of stock options and restricted stock units (“RSUs”) that will represent stock options or RSUs for an aggregate of 1,348,963 shares of the Company’s Common Stock (the “Consideration”). Of the total consideration paid in connection with the merger, 15% will be held in the form of cash in escrow to secure indemnification obligations. SuccessFactors has agreed to register for resale the shares of its common stock issued as the Consideration.

The description contained in Item 1.01 and this Item 2.01 of certain terms of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 29, 2011, SuccessFactors issued 3,407,130 shares of the Company’s common stock in connection with its acquisition of Plateau. The shares were issued in reliance upon an exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Plateau, including the consolidated balance sheets as of February 28, 2011, 2010 and 2009, the consolidated statements of operations, stockholders’ equity (deficit) and statements of cash flows for each of the years then ended and the notes thereto, and the Independent Auditors’ Report thereon, are filed as Exhibit 99.1 to this current report.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of the Company giving effect to the acquisition of Plateau, including the unaudited pro forma condensed balance sheet as of December 31, 2010 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 are filed as Exhibit 99.2 to this current report.

(d) Exhibits.

Number	Description

2.1	Amended and Restated Agreement and Plan of Merger by and among SuccessFactors, Inc., Puma Merger Sub Corp., Puma Merger Sub I LLC, Plateau Systems Holdings, Inc., Plateau Systems, Ltd. and Shareholder Representative Services LLC as Stockholders’ Agent dated as of June 28, 2011, as amended.*

23.1	Consent of Ernst & Young LLP, Independent Auditors

99.1	Audited consolidated financial statements of Plateau Systems, Ltd. as of February 28, 2011, 2010 and 2009 and for the years then ended.

99.2	Unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2010.

*	Schedules or similar attachments have been omitted pursuant to Regulation S-K Item 601(b)(2). SuccessFactors hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary Smith
Hillary Smith General Counsel and Secretary

Date: June 29, 2011

EXHIBIT INDEX

Number	Description

2.1	Amended and Restated Agreement and Plan of Merger by and among SuccessFactors, Inc., Puma Merger Sub Corp., Puma Merger Sub I LLC, Plateau Systems Holdings, Inc., Plateau Systems, Ltd. and Shareholder Representative Services LLC as Stockholders’ Agent dated as of June 28, 2011, as amended.*

23.1	Consent of Ernst & Young LLP, Independent Auditors

99.1	Audited consolidated financial statements of Plateau Systems, Ltd. as of February 28, 2011, 2010 and 2009 and for the years then ended.

99.2	Unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2010.

*	Schedules or similar attachments have been omitted pursuant to Regulation S-K Item 601(b)(2). SuccessFactors hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.